UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

ELEVEN BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36296 (Commission File Number)	26-2025616 (IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-9911
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
On October 14, 2016, Eleven Biotherapeutics, Inc. (the “Company”) and ARE-MA Region No. 38, LLC (the “Landlord”) entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Termination Agreement”) under which they terminated by mutual consent the Lease Agreement by and between the Company and the Landlord entered into January 14, 2010, as amended (the “Lease Agreement”), regarding the Company’s corporate headquarters at 215 First Street, Suite 400, Cambridge, MA 02142.
The Lease Agreement was previously scheduled to expire on April 30, 2018. Pursuant to the Termination Agreement, subject to the condition that the Landlord enters into a lease agreement with an identified third party, the Lease Agreement expiration date will be accelerated to October 10, 2016. The Company will not incur any termination penalties in connection with the Termination Agreement. The Company has elected to terminate the Lease Agreement as it plans to move its corporate headquarters to 245 First Street, Suite 1800, Cambridge, MA 02142.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: October 19, 2016	By:	/s/ John J. McCabe
John J. McCabe Chief Financial Officer